  FORM 8-K Cover Page
  Items Reported
  Signatures

SECURITITES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0633413 (I.R.S. Employer Identification No.)

Commission File Number: 1-13578

3501 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 854-0300

Item 5.  Other Events.

On March 23, 2004, Downey Financial Corp. (the "Company") issued a news release reporting five Downey Savings branch relocations due to Ralphs’ store closures. The news release of the Company reporting this development is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

99.1  News release dated March 23, 2004, announcing five Downey Savings branch relocations due to Ralphs’ store closures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Downey Financial Corp.
Date: March 23, 2004	By /s/ Thomas E. Prince Thomas E. Prince Executive Vice President and Chief Financial Officer